SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2002

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-18672 (Commission File Number)	04-2621506 (I.R.S. Employer Identification No.)

207 South Street, Boston, MA (Address of Principal Executive Offices)	02111 (Zip Code)

(617) 423-1072 (Registrant’s Telephone Number, Including Area Code) ZOOM TELEPHONICS, INC. (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On February 28, 2002, Zoom Telephonics, Inc., a Canadian corporation (the “Company”), completed a change in its jurisdiction of incorporation from Canada to the State of Delaware and changed its name to Zoom Technologies, Inc. These changes were accomplished through a process called a continuance under the laws of Canada and a domestication under the laws of the State of Delaware (the “Continuation”). The Company will continue to trade on the Nasdaq National Market under the symbol “ZOOM”, and will continue to operate through its wholly owned Delaware subsidiary, Zoom Telephonics, Inc., which will not change its name. The Continuation will not result in any change in the Company’s business or assets, liabilities, net worth and management, nor will the Continuation impair any creditors’rights. The Continuation is not, in itself, a corporate reorganization, amalgamation or merger.

     In connection with the Continuation, the Company has changed its transfer agent. The Company’s new transfer agent and registrar is U.S. Stock Transfer Corporation of Glendale, California.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b)   Exhibits

Exhibit 3.1	Certificate of Incorporation of Zoom Technologies, Inc.

Exhibit 3.2	Bylaws of Zoom Technologies, Inc.

Exhibit 4.1	Specimen Certificate of Common Stock of Zoom Technologies, Inc.

Exhibit 99	Press Release issued February 28, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Dated: March 5, 2002	By: /s/ Frank B. Manning Frank B. Manning, President